UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 01, 2024

GTJ REIT, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-136110	20-5188065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1399 Franklin Avenue Suite 100
Garden City, New York		11530
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 693-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective February 1, 2024, the board of directors (the “Board”) of GTJ REIT, Inc., a Maryland corporation (the “Company”), appointed James A. Oswald to serve as a Class III director of the Board to fill the vacancy created as a result of John Leahy’s retirement from the Board at the Company’s 2023 annual meeting. Mr. Oswald will serve as a Class III director on the Board until the Company’s 2024 annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Oswald is deemed an independent director and has not been appointed to any committees of the Board.

Mr. Oswald will receive compensation for his service as a director consistent with the compensation paid to the other non-officer directors of the Company, which includes an annual cash retainer of $70,000, payable quarterly in arrears, and an annual grant of $55,000 in shares of restricted common stock issued pursuant to the GTJ REIT, Inc. 2017 Incentive Award Plan.

There are no arrangements or understandings between Mr. Oswald and any other person pursuant to which Mr. Oswald was elected to serve as a director. Mr. Oswald does not have a direct or indirect material interest in any transaction or proposed transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Oswald, age 60, is an attorney and certified public accountant with an LLM in taxation from New York University School of Law. Jim’s 35 plus year career includes time spent as Senior Real Estate Partner at PwC, and Senior Real Estate Partner at Deloitte where he served as Deloitte’s NY Real Estate Tax Leader and Real Estate Catalyst Partner. Jim served as the lead client service partner and/or lead tax partner for some of the largest real estate clients at each firm, focusing predominantly on REITs and real estate funds. He is a member of the Executive Committee of the Board of Advisors at NYU Schack Institute of Real Estate, as well as the Newman Institute and Baruch College’s Zicklin School of Business Department of Real Estate. He has served as an Adjunct Professor at the graduate school level at NYU Schack Institute of Real Estate. Additionally, Jim was elected membership in the Counselors of Real Estate and has been an active member of the National Association of Real Estate Investment Trusts, Urban Land Institute, and Real Estate Board of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc.

Date:	February 5, 2024	By:	/s/ Louis Sheinker
Louis Sheinker President and Chief Operating Officer